UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010

COGDELL SPENCER INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32649 (Commission File Number)	20-3126457 (IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina (Address of principal executive offices)		28209 (Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-5.1
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement
Underwriting Agreement
On December 15, 2010, Cogdell Spencer Inc. (the “Company”) and Cogdell Spencer LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), entered into an underwriting agreement with Citigroup Global Markets Inc., Jefferies & Company, Inc. and KeyBanc Capital Markets Inc. as representatives of the several underwriters named in the underwriting agreement. Pursuant to the terms of the underwriting agreement, the Company agreed to sell, and the underwriters agreed to purchase, subject to the terms and conditions set forth in the underwriting agreement, an aggregate of 2,600,000 shares of the Company’s 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). In addition, the Company granted to the underwriters a 30-day option to purchase up to an additional 390,000 shares of the Company’s Series A Preferred Stock.
The net proceeds to the Company from the public offering were approximately $62.75 million, after deducting the underwriting discounts and commissions and estimated transaction expenses. The underwriting agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.
The Company will contribute the net proceeds from the public offering to the Operating Partnership in exchange for operating partnership units. Our operating partnership intends to contribute a portion of the net proceeds to Erdman to repay its senior secured term loan. The Operating Partnership intends to use the remaining net proceeds for working capital purposes.
The preceding description is qualified in its entirety by reference to the underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Partnership Agreement
On December 20, 2010, CS Business Trust I, a wholly-owned subsidiary of the Company and the sole general partner of the Operating Partnership (the “General Partner”), executed the Second Amendment to First Amended and Restated Agreement of Limited Partnership of Cogdell Spencer LP (the “Amendment”). The Amendment designated 2,990,000 of the Partnership’s Series A Preferred Partnership Units, with a liquidation preference of $25.00 per Series A Preferred Partnership Unit (the “Series A Preferred Units”), to the General Partner. The Series A Preferred Units have economic terms that are substantially similar to the Company’s Series A Preferred Stock.
The Series A Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Operating Partnership, senior to the common units of limited partnership interest of the Company, on parity with other partnership units of the Operating Partnership, the terms of which place them on parity with the Series A Preferred Units, and junior to all partnership units of the Operating Partnership, the terms of which specifically provide that such partnership units rank senior to the Series A Preferred Units.
The preceding description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
In connection with the closing of the public offering of Series A Preferred Stock on December 20, 2010, the Company contributed the net offering proceeds to the Operating Partnership in exchange for 2,600,000 Series A Preferred Units. The issuance of the Series A Preferred Units by the Operating Partnership to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The Company has filed Articles Supplementary, classifying up to 2,990,000 shares of the Company’s authorized preferred stock as Series A Preferred Stock (the “Articles Supplementary”), with the State Department of Assessments and Taxation of Maryland. The Articles Supplementary became effective on December 20, 2010. A description of the material terms of the Series A Preferred Stock, as contained within the Articles Supplementary, is set forth below.

Issuer:	Cogdell Spencer Inc.

Number of shares of Series A Preferred Stock Classified:	2,990,000 (including 390,000 shares subject to an overallotment option)

Maturity:	Perpetual

Liquidation Preference:	$25.00 per share plus accrued and unpaid dividends

Dividend:	8.500% per annum (or $2.125 per share), accruing from December 20, 2010

Dividend Payment Dates:	March 1, June 1, September 1 and December 1, beginning on March 1, 2011

Conversion:
Upon the occurrence of a “fundamental change,” holders of Series A Preferred Stock will have the right to convert some or all of their shares into a number of shares of the Company’s common stock equal to the quotient of the $25.00 per share Series A Preferred Stock liquidation preference plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the “fundamental change conversion date,” divided by the “market price of our common stock.” If the Company exercises its fundamental change optional redemption right in connection with a fundamental change, holders of Series A Preferred Stock will not have any fundamental change conversion right so long as the applicable fundamental change redemption price is paid on the fundamental change redemption date in accordance with the terms of the Company’s charter.

Subject to pro rata adjustments for any stock splits or combinations with respect to the Company’s common stock, the aggregate number of shares of common stock issuable in connection with the exercise of the conversion right may not exceed 15,632,500 shares of common stock (or 17,977,375 shares if the underwriters’ over-allotment option is exercised in full) resulting in a maximum number of shares of common stock per share of Series A Preferred Stock of 6.0125, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. This is equivalent to a minimum market price of approximately $4.158.

Fundamental Change:	A “fundamental change” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Stock when the following has occurred:

(1) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company’s stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company’s stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(2) following the closing of any transaction referred to in clause (1) above, neither the Company nor the acquiring entity has a class of common securities listed on the New York Stock Exchange, or NYSE, the NYSE Amex Equities, or NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

Optional Redemption:	On or after December 20, 2015, redeemable in whole or in part at a redemption price equal to $25.00 per share plus any accrued and unpaid dividends (whether or not earned or declared).

Special Optional Redemption:
Upon the occurrence of a fundamental change, in addition to the Company’s right to redeem some or all of the shares of Series A Preferred Stock upon the exercise by a holder of its fundamental change conversion right, the Company will have the option to redeem its Series A Preferred Stock, in whole but not in part, within 90 days after the first date on which such fundamental change has occurred for cash at $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to, but not including, the redemption date.

The preceding description is qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on December 20, 2010.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

1.1*	Underwriting Agreement dated December 15, 2010, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc., Jefferies & Company, Inc. and KeyBanc Capital Markets Inc., as representatives of the several Underwriters listed on Schedule 1 attached thereto

3.2	Articles Supplementary designating Cogdell Spencer Inc.’s 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed on December 20, 2010

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock

10.1*	Second Amendment to First Amended and Restated Agreement of Limited Partnership of Cogdell Spencer LP

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2010	COGDELL SPENCER INC.
/s/ Charles M. Handy
Charles M. Handy
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
1.1*	Underwriting Agreement dated December 15, 2010, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc., Jefferies & Company, Inc. and KeyBanc Capital Markets Inc., as representatives of the several Underwriters listed on Schedule 1 attached thereto

3.2	Articles Supplementary designating Cogdell Spencer Inc.’s 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed on December 20, 2010

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock

10.1*	Second Amendment to First Amended and Restated Agreement of Limited Partnership of Cogdell Spencer LP

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

*	Filed herewith.